                                                                     EXHIBIT 1.1


                                7,000,000 Shares

                          GST TELECOMMUNICATIONS, INC.

                                  Common Shares


                             UNDERWRITING AGREEMENT


                              November [___], 1997
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                                                             November [__], 1997

Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
Credit Suisse First Boston Corporation
c/o Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York  10036

Morgan Stanley & Co. International Limited
Bear, Stearns International Limited
Credit Suisse First Boston (Europe) Limited
c/o Morgan Stanley & Co. International Limited
   25 Cabot Square
   Canary Wharf
   London E14 4QA
   England

Ladies and Gentlemen:

      GST Telecommunications, Inc., a federally chartered Canadian corporation (the "Company"), proposes to issue and sell to the several Underwriters named in
Schedule I hereto (the "Underwriters") an aggregate of 7,000,000 Common Shares, without par value, of the Company (the "Firm Shares").

      It is understood that, subject to the conditions hereinafter stated, 5,600,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement between U.S. and International Underwriters of even date herewith), and 1,400,000 Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc. and Credit Suisse First Boston Corporation shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters and Morgan Stanley & Co. International Limited, Bear, Stearns International Limited and Credit Suisse First Boston (Europe) Limited shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "Underwriters."

      The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional 1,050,000 Common Shares, without par value, (the "Additional
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                                       2


Shares"), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such common shares granted to the U.S. Underwriters in Article II hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The Common Shares, without par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Shares."

      Pursuant to an underwriting agreement, dated the date hereof, among the Company and Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc. and Credit Suisse First Boston, the Company will issue and sell an aggregate of $200.0 million principal amount of its [__]% Senior Subordinated Accrual Notes due 2007 (the "Senior Subordinated Accrual Notes") (the "Debt Offering").

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons,and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover. The registration statement, as amended at the time it becomes effective, including the exhibits thereto, the documents incorporated by reference therein and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933 (the "Securities Act") is hereinafter referred to as the "Original Registration Statement"; any registration statement filed pursuant to Rule 462(b) under the Securities Act is hereinafter referred to as the "Rule 462(b) Registration Statement"; the Original Registration Statement and any Rule 462(b) Registration Statement are hereinafter referred to collectively as the "Registration Statement"; and the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus". As used herein, the term "Specified Subsidiaries" means the following subsidiaries of the Company: GST USA, Inc., a Delaware corporation, GST Telecom Inc., a Delaware corporation, GST Pacific Lightwave, Inc. a Washington corporation, GST Telecom Hawaii, Inc., a Hawaii corporation, GST Tucson Lightwave, Inc., an Arizona corporation, GST Telecom New Mexico, Inc., a New Mexico corporation, GST Telecom California, Inc., a Delaware corporation, NACT Telecommunications, Inc., a Delaware corporation, Wasatch International Network Services, Inc., a Utah corporation, GST Net, Inc., a Delaware corporation, International Telemanagement Group, Inc., an Ohio corporation, TotalNet Communications, Inc., a Texas corporation, GST Call America, Inc., a California corporation, Tri-Star Residential Communications Corp., a Washington corporation, GST Equipco, Inc., a Washington corporation, GST Internet, Inc., a Delaware corporation,
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                                       3


GST Equipment Funding, Inc., a Delaware corporation and GST Action Telecom, Inc., a Delaware corporation.

                                       I.

      The Company represents and warrants to, and agrees with, each of the Underwriters that:

            (a) The Original Registration Statement has become effective and, if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective not later than the earlier of (i) 10:00 p.m. Eastern time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b) under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

            (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

            (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Prospectus and is duly qualified or licensed to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or licensing, except to the extent that the failure to be so qualified or licensed or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (d) Each of the Specified Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its
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                                       4


      incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Prospectus and is duly qualified or licensed to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or licensing, except to the extent that the failure to be so qualified or licensed or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The only direct subsidiaries of the Company are GST USA, GST Call America, Inc., TotalNet Communications, Inc. and GST Action Telecom, Inc. and the Company owns all of the outstanding capital stock of such subsidiaries, free and clear of any claims, liens, pledges or other encumbrances. The total assets and revenues of the Company's direct and indirect subsidiaries other than the Specified Subsidiaries, in the aggregate, comprised less than 5% of the Company's total consolidated assets and revenues, respectively, at and for the year ended September 30, 1996 and at and for the quarter ended June 30, 1997.

            (e) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

            (f) The Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

            (g) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

            (h) This Agreement has been duly authorized, executed and delivered by the Company.

            (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement (including the issuance, sale and delivery of the Shares) will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

            (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

            (k) There are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of the Specified Subsidiaries is a party or to which any of the properties of the Company or any of the Specified Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

            (l) The Company and the Specified Subsidiaries have all necessary permits, licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign supranational, national or regional law, regulation or rule, and have obtained all necessary authorizations, consents and approvals from other persons, to own, lease, license and use their respective properties and assets and to conduct its businesses in the manner described in the Prospectus, in each case except to the extent that the failure to obtain such permits, licenses, authorizations, consents or approvals or to make such filings would not, singly or in the aggregate, have a material adverse effect on the properties, assets, prospects, condition, financial or otherwise, business or operations of the Company and its subsidiaries, taken as a whole; except as accurately described in all material respects in the Prospectus, the Company and the Specified Subsidiaries have not received any notice of proceedings which remain unresolved relating to revocation or modification of any such permits, licenses, authorizations, consents or approvals, nor is the Company or any of the Specified Subsidiaries in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign supranational, national or regional law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Specified Subsidiaries the effect of which could have a material adverse effect on the properties, assets, prospects, condition, financial or otherwise, business or operations of the Company and its subsidiaries, taken as a whole.

            (m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 462 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

            (n) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.
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                                       6


            (o) The Company and the Specified Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (p) There are no holders of securities (debt or equity) of the Company or any of its subsidiaries, or holders of rights, options, or warrants to obtain securities of the Company or any of its subsidiaries, who have the right, during the 120 day period after the date of this Agreement to request the Company to register securities held by them under the Securities Act, other than holders who have waived such right for the 120 day period after the date of the initial public offering of the Shares and have waived their rights with respect to the inclusion of their securities in the Registration Statement.

            (q) The financial statements contained in the Prospectus comply with the requirements of Regulation S-X of the Commission.

            (r) Schedule A to the Certificate of Responsible Officer dated [______], 1997 signed by John Warta and delivered in connection with the opinion of Swidler & Berlin delivered pursuant to Article V(g) hereof lists all of the telecommunications services provided by the Specified Subsidiaries (other than NACT Telecommunications, Inc. and Wasatch International Network Services, Inc.), other than services which are not, singly or in the aggregate, material to the Company and its subsidiaries, taken as a whole.

                                       II.

      The Company hereby agrees to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite their names at U.S.$[__] a share (the "purchase price").

      On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,050,000 Additional Shares at the purchase price.
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                                       7


Additional Shares may be purchased as provided in Article IV hereof solely for the purpose of covering overallotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representative may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

      The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise for a period of 120 days after the date of the Prospectus, other than
(A) the Shares to be sold hereunder, (B) any options granted pursuant to the Company's benefit plans existing on the date hereof that are referred to in the Prospectus or (C) any Common Shares sold by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or that are referred to in the Prospectus.

                                      III.

      The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Original Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$[__] a share (the "public offering price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$[____] a share under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$[____] a share, to any Underwriter or to certain other dealers.

                                       IV.

      Payment for the Firm Shares to be sold by the Company shall be made in same day funds by wire transfer to the Company's account at [_______] at a closing to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at [____]
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                                       8


A.M., local time, on [_________], 1997 or at such other time on the same or such other date, not later than [_________], 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the Closing Date.

      Payment for any Additional Shares shall be made in same day funds by wire transfer to the Company's account at [_______] at a closing to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at [____] A.M., local time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from the U.S. Representatives to the Company of their determination, on behalf of the U.S. Underwriters, to purchase a number, specified in said notice, of Additional Shares, or on such other date, in any event not later than [______], 1997, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the Option Closing Date. The notice of the determination to exercise the option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

      Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the purchase price therefor.

                                       V.

      The obligations of the Company and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof.

      The several obligations of the Underwriters hereunder are subject to the following further conditions:

            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                  (ii) there shall not have occurred any change, or any
            development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

            (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, on behalf of the Company, to the effect set forth in clause
      (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions contained in this Agreement on its part to be performed or satisfied on or before the Closing Date.

            The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

            (c) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or, to the knowledge of the Company or the Underwriters, threatened by the Commission.

            (d) You shall have received on the Closing Date an opinion of Olshan Grundman Frome & Rosenzweig LLP, U.S. counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit A.

            The opinion of Olshan Grundman Frome & Rosenzweig LLP shall be rendered to you at the request of the Company and shall so state therein.

            (e) You shall have received on the Closing Date an opinion of O'Neill & Company, Canadian counsel for the Company, dated the Closing Date, in the form attached hereto as Exhibit B.

            The opinion of O'Neill & Company shall be rendered to you at the request of the Company and shall so state therein.

            (f) You shall have received on the Closing Date an opinion of Thorsteinssons, Canadian tax counsel for the Company, dated the Closing Date, which shall be to the effect that such counsel is of the opinion that the statements in the Prospectus under the caption "Certain Canadian Tax Considerations" are accurate in all material respects and fairly summarize the matters referred to therein.

            (g) You shall have received on the Closing Date an opinion of Swidler & Berlin, Chartered, special regulatory counsel for the Company, in the form attached hereto as Exhibit C.

            The opinion of Swidler & Berlin, Chartered shall be rendered to you at the request of the Company and shall so state therein.

            (h) You shall have received on the Closing Date opinions from local regulatory counsel in the forms attached hereto as Exhibit D.

            (i) You shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, with respect to the Registration Statement and the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

            (j) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from KPMG Peat Marwick LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

            (k) You shall have received "lock-up" agreements substantially in the form of Exhibit D hereto from certain management stockholders, officers and directors of the Company listed on Schedule III hereto and such agreements shall be in full force and effect on the Closing Date.

            (l) The Company shall have complied with the provisions of Article VI(a) hereof with respect to the furnishing of Prospectuses on the business day next succeeding the date of this Agreement, in such quantities as you shall have reasonably requested.

            (m) You shall have received such other documents and certificates as are reasonably requested by you or your counsel.

            (n) The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

                                       VI.

      In further consideration of the agreements of the Underwriters herein contained, the Company covenants and agrees as follows:

            (a) To furnish to you, without charge, seven signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph
      (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. In the case of the Prospectus, to furnish to you copies of the Prospectus in New York City and London, prior to 3:00 p.m., on the business day following the date of this Agreement, in such quantities as you reasonably request.

            (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

            (c) If, during such period after the first date of the public offering of the Shares as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition shall exist as a result of which it is necessary in your judgment to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

            (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company shall not be required to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) file any general consent to service of process or (C) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

            (e) If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act no later than the earlier of (i) 10:00 p.m. Eastern time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2) under the Securities Act, and shall pay the applicable fees in accordance with Rule 111 under the Securities Act.

            (f) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement of the Company covering the twelve-month period ending December 31, 1998 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

            (g) To use the net proceeds received by the Company from the sale of
      (i) the Shares hereunder and (ii) the Senior Subordinated Accrual Notes sold in the Debt Offering, in the manner specified in the Prospectus under the caption "Use of Proceeds."

            (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Article VI(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the AMEX and other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Article, Article VII and the third paragraph of Article IX below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

                                      VII.

      The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

      Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

      In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      To the extent the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Article VII are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

      The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      The indemnity and contribution provisions contained in this Article VII and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

                                      VIII.

      This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Vancouver Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                                       IX.

      This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Original Registration Statement by the Commission.

      If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such nondefaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Article II be increased pursuant to this Article IX by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

      This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      The Company hereby (i) acknowledges that it has irrevocably designated and appointed Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022, Attention: David J. Adler, Esq. (together with any successor, the "Process Agent"), as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein, that may be instituted in any federal or state court in the State of New York, or brought under federal or state securities laws, and acknowledges that the Process Agent has accepted such designation, (ii) agrees that service of process upon the Process Agent and written notice of such service to the Company (mailed or delivered to its Chief Executive Officer at its principal office at 4317 N.E. Thurston Way, Vancouver, Washington 98662), shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and (iii) agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as any of the Shares shall be outstanding. The Company hereby agrees to submit to the nonexclusive jurisdiction of any federal or state court in the State of New York in any such suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein.

      To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the extent permitted by law.

      Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed effective three days after deposit in the United States mail (certified or registered, return receipt requested), postage prepaid, or when received if personally delivered, addressed as follows:

To the Underwriters:                To the Company:

   Morgan Stanley & Co.                   GST Telecommunications, Inc.
   Incorporated                           4317 N.E. Thurston Way
   1585 Broadway                          Vancouver, Washington  98662
   New York, New York  10036              Attention: Chief Executive Officer
   Attention: James Avery

   with a copy to:                        with a copy to:

   Shearman & Sterling                    Olshan Grundman Frome &
   599 Lexington Avenue                   Rosenzweig LLP
   New York, New York  10022              505 Park Avenue
   Attention: Jerry V. Elliott, Esq.      New York, New York  10022
                                          Attention: Stephen Irwin, Esq.

or to such other address of which written notice is given to the other.

      This Agreement shall be governed by the laws of the State of New York.

                                    Very truly yours,

                                    GST TELECOMMUNICATIONS, INC.


                                    By______________________________
                                             Name:
                                             Title:


Accepted, November [__], 1997

MORGAN STANLEY & CO. INCORPORATED
BEAR, STEARNS & CO. INC.
CREDIT SUISSE FIRST BOSTON CORPORATION

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto.

By Morgan Stanley & Co. Incorporated


By__________________________
     Authorized Signatory

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
BEAR, STEARNS INTERNATIONAL LIMITED
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

By Morgan Stanley & Co. International Limited


By__________________________
   Authorized Signatory

                                   SCHEDULE I

                                U.S. Underwriters


                                                                  Number of
                                                                 Firm Shares
      Underwriter                                              To Be Purchased
      -----------                                              ---------------

Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
Credit Suisse First Boston Corporation


                                                                    ---------
      Total U.S. Firm Shares................................

                                   SCHEDULE II

                           International Underwriters


                                                                  Number of
                                                                 Firm Shares
      Underwriter                                              To Be Purchased
      -----------                                              ---------------

Morgan Stanley & Co. International Limited

Bear, Stearns International Limited

Credit Suisse First Boston (Europe) Limited


                                                                    ---------
      Total International Firm Shares.......................

                                  SCHEDULE III
                    Shareholders Executing Lock Up Agreements


John Warta
Tomen
Clifford V. Sander
Ian Watson
Stephen Irwin
Thomas E. Sawyer
W. Gordon Blankstein
Robert H. Hanson
Peter E. Legault
Jack G. Armstrong
Joseph A. Basile, Jr.
Mitsuhiro Naoe
Joseph G. Fogg, III
A. Roy Megarry

                                                                       EXHIBIT A

                     OPINION OF U.S. COUNSEL FOR THE COMPANY

            The opinion of the U.S. counsel for the Company to be delivered pursuant to Article V(d) of the Underwriting Agreement shall be to the effect that:

            (A) Each Specified Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Prospectus and is duly qualified or licensed to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or licensing, except to the extent that the failure to be so qualified or licensed or be in good standing would not have a material adverse effect on the properties, assets, prospects, condition, financial or otherwise, business or operations of the Company and its subsidiaries, taken as a whole; and to such counsel's knowledge, after due inquiry (i) the only direct subsidiaries of the Company are GST USA, Inc., GST Call America, Inc., TotalNet Communications, Inc. and GST Action Telecom, Inc. and (ii) the Company owns all the outstanding shares of capital stock of such subsidiaries free and clear of any claims, liens, pledges, or other encumbrances;

            (B) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement (including the issuance, sale and delivery of the Shares by the Company), will not contravene (i) any provision of applicable law, (ii) to such counsel's knowledge, any agreement or other instrument binding upon the Company that is material to the Company and its subsidiaries, taken as a whole, or (iii) to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement;

            (C) the Registration Statement has become effective under the Securities Act; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Securities and Exchange Commission;

            (D) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of the Specified Subsidiaries is a party or to which any of the properties of any of the Specified Subsidiaries is subject that are required to be described in the Registration Statement or Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

            (E) the Company is not and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

            (F) the statements (1) in the Prospectus under the captions "Management --Employment and Other Agreements," "Certain Transactions," "Description of Certain Indebtedness," "Description of Capital Stock," "Business -- Legal Proceedings" and "Certain United States Federal Income Tax Considerations" and (2) in the Registration Statement in Item 15, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and

            (G) such counsel (1) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (2) believes that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (3) believes that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            With respect to paragraph (G) above, counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                                                                       EXHIBIT B

                   OPINION OF CANADIAN COUNSEL FOR THE COMPANY

            The opinion of Canadian counsel for the Company to be delivered pursuant to Article V(e) of the Underwriting Agreement shall be to the effect that:

            (A) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified or licensed to transact business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or licensing, except to the extent that the failure to be so qualified or licensed or be in good standing would not have a material adverse effect on the properties, assets, prospects, condition, financial or otherwise, business or operations of the Company and its subsidiaries, taken as a whole;

            (B) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

            (C) the shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

            (D) the Shares to be sold by the Company have been duly authorized and, when issued and delivered, in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

            (E) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

            (F) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement (including the issuance, sale and delivery of the Shares) will not contravene (i) any provision of applicable British Columbia or federal Canadian law, (ii) the certificate of incorporation or by-laws of the Company, (iii) to such counsel's knowledge, any agreement or other instrument binding upon the Company that is material to the Company and its subsidiaries, taken as a whole or (iv) to such counsel's knowledge any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company and no consent, approval, authorization or order of, or qualification with, any governmental body or agency in Canada is required for the performance by the Company of its obligations under the Underwriting Agreement;

            (G) the statements in the Prospectus under the captions "Risk Factors--Risks of Investment in a Canadian Corporation," "Enforceability of Civil Liabilities against Foreign Persons" and "Exchange Controls and Other Limitations Affecting Shareholders" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and

            (H) after due inquiry, such counsel is not aware of any Canadian legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Prospectus and proceedings which are not likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                                                                       EXHIBIT C

              OPINION OF SPECIAL REGULATORY COUNSEL FOR THE COMPANY

            The opinion of special regulatory counsel for the Company to be delivered pursuant to Article V(g) of the Underwriting Agreement shall be to the effect that:

            (A) The Company and its subsidiaries have all necessary permits, licenses, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign supranational, national or regional law, regulation or rule, and have obtained all necessary authorizations, consents and approvals from other persons, material to the conduct of their respective businesses, in each case except to the extent that the failure to obtain such permits, licenses, authorizations, consents or approvals or to make such filings would not, singly or in the aggregate, have a material adverse effect on the properties, assets, prospects, condition, financial or otherwise, business or operations of the Company and its subsidiaries, taken as a whole; and except as accurately described in all material respects in the Prospectus, the Company and its subsidiaries have not received any notice of proceedings which remain unresolved relating to revocation or modification of any such permits, licenses, authorizations, consents or approvals, nor is the Company or any of its subsidiaries in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign supranational, national or regional law, regulation or rule or any decree, order or judgment applicable to the Company or its subsidiaries the effect of which could have a material adverse effect on the properties, assets, prospects, condition, financial or otherwise, business or operations of the Company and its subsidiaries, taken as a whole; and

            (B) the statements in the Prospectus under the captions "Risk Factors --Government Regulation" and "Business -- Regulation" insofar as such statements constitute a summary of the legal matters, licenses, documents, procedures or proceedings referred to therein, fairly summarize the matters referred to therein.

                                                                       EXHIBIT D

                       [INSERT LOCAL REGULATORY OPINIONS]

                                                                       EXHIBIT D

                                                                 ______ __, 1997

Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
Credit Suisse First Boston Corporation

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Ladies and Gentlemen:

            The undersigned understands that you, as representatives of the several Underwriters, propose to enter into an Underwriting Agreement with GST Telecommunications, Inc. (the "Company") providing for the public offering (the "Public Offering") by the several Underwriters, including yourselves, of Common Shares, without par value (the "Common Shares") of the Company.

            In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Common Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 120 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or similar agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, other than transfers of Common Shares to the Company. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 120 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares.

                                          Very truly yours,


                                          ------------------------------
                                          (Name)


                                          ------------------------------
                                          (Print Name)

Accepted as of the date
first set forth above:

Morgan Stanley & Co. Incorporated


By:
   ------------------------------